Exhibit 10.26


                              CONSORTIUM AGREEMENT

                  This Consortium Agreement made as of the ___th day of ______2005 (the "EFFECTIVE DATE") by and between Sonoma College, Inc., a California corporation having its principal place of business at 1304 South Point Boulevard, Suite 280, Petaluma, California 95442 ("SONOMA") and Steele North America, Inc., a Delaware corporation, having its principal place of business at 388 Market Street, Fifth Floor, San Francisco, California 94111 ("TSF-ITG" and together with Sonoma, the "PARTIES" and each individually, a "PARTY").

                  WHEREAS, Sonoma has developed and created educational, proprietary degree and/or certificate programs including The Associates of Applied Science Degree in Homeland Response and Emergency Management (the "HREM PROGRAM") which incorporate intellectual property and other proprietary rights of such Sonoma, including without limitation Content (as defined herein); and

                  WHEREAS, Sonoma has developed proprietary technology to deliver its general educational courses to students which consists of software methodologies and other proprietary technologies, methods, plug-ins, trade secrets and know-how (the "SONOMA PLATFORM"); and

                  WHEREAS, TSF-ITG is a leading training institute for protective services training that has developed and created protective training programs including the Executive/Dignitary Protection Training Program (the "E/DPTP"); and

                  WHEREAS, the Parties wish to form a consortium (the "CONSORTIUM") to: (i) provide the HREM Program to employees of TSF-ITG and candidates (students pending enrollment) of the E/DPTP; and (ii) to offer the E/DPTP as an externship option to those HREM Program students who qualify for the E/DPTP.

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

                  I.       DEFINITIONS.

                  "CONTENT"  means  text,  pictures,   sound,  graphics,  video,
physical demonstrations of know-how and show-how and data provided by a Party to the other Party, as such materials may be modified from time to time.

                  "INTELLECTUAL PROPERTY" means any and all now known or hereafter known tangible and intangible: (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark, servicemark, trade dress and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, and (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated (including without limitation logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and all registrations, initial applications,

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renewals,  extensions,  continuations,  divisions  or  reissues  hereof  now  or hereafter in force (including any rights in any of the foregoing).

                  II.      HREM COURSE.

                           A. During the Term,  Sonoma  shall offer  students of
the HREM Program the following options, provided, however, that nothing contained herein shall be deemed to limit Sonoma's ability to offer students other options as part of the HREM Program:

                                    (i)      a 100% online (instructor led) HREM
program; or

                                    (ii)     the online  HREM  program  with the
E/DPTP externship (the "E/DPTP EXTERNSHIP") for those HREM Program students who qualify pursuant to TSF-ITG admission requirements.

                           B. All  students of the HREM  Program are enrolled as
students of Sonoma and shall pay all tuition and fees directly to Sonoma.

                           C. Those students who successfully  complete the HREM
Program without the E/DPTP Externship will receive 72 credits (24 courses).

                           D. Those students who successfully  complete the HREM
Program with the E/DPTP Externship will receive 12 credits (equivalent of 4 courses) for the E/DPTP Externship and will receive an additional 60 credits (20 courses) online (instructor led).

                           E. All  students of the HREM  Program are required to
complete the first two semesters of the HREM Program before commencing the E/DPTP Externship. Students may take the E/DPTP Externship during either semester three or four of the HREM Program.

                           F. The  Parties  agree to use  reasonable  efforts to
begin the first E/DPTP Externships at a mutually agreed upon date as soon as practical after the Effective Date.

                  III.     RESPONSIBILITIES OF THE PARTIES.

                           A. During the Term, Sonoma shall:

                                    (i)      offer those  applicants that Sonoma
deems, in its sole discretion, qualify for the HREM Program, the ability to enroll in the HREM Program and attend class at Sonoma's online campus;

                                    (ii)     have the primary responsibility for
the administrative and academic oversight of every aspect of the HREM Program. Sonoma shall perform enrollment and registration, financial aid administration, record keeping, and grade reporting for all students enrolled through TSF-ITG;

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                                    (iii)    shall  provide  TSF-ITG  with  such
Sonoma Content and support as Sonoma reasonably deems necessary for TSF-ITG and its employees to provide potential students with information about the HREM Program and application process;

                                    (iv)     be  responsible   for  storing  all
student, faculty and administrative records at Sonoma's main campus;

                                    (v)      supply TSF-ITG with sources for all
textbooks that are required as part of the HREM Program;

                                    (vi)     provide  online   delivery  of  all
courses included in the HREM Program through the Sonoma Platform to students enrolled in the HREM Program provided, however, that each student and not Sonoma is responsible for providing his/her own computer;

                                    (vii)    at Sonoma's  cost,  hire  qualified
instructors to teach all of the online courses offered in the HREM Program (other than the E/DPTP Externship) provided, however, that the hiring or removal of such instructors is at Sonoma's sole discretion; and

                                    (viii)   promote  the E/DPTP  Externship  to
HREM Program candidates (students pending enrollment) and students.

                           B. During the Term, TSF-ITG shall:

                                    (i)      promote   the   HREM   Program   to
employees and candidates (students pending enrollment) in the E/DPTP;

                                    (ii)     promote  the  HREM  Program  to its
clients;

                                    (iii)    offer  input  specific  to the HREM
Program curriculum;

                                    (iv)     offer input in the  development  of
future HREM degree curriculum;

                                    (v)      at  TSF-ITG's  cost hire  qualified
instructors to teach the E/DPTP provided, however, that the hiring or removal of such instructors is a TSF-ITG's sole discretion;

                                    (vi)     provide  Sonoma  with a copy  of an
executed Release of Liability and Assumption of Risk Agreement for each HREM Program student taking the E/DPTP Externship;

                                    (vii)    keep  records  of  attendance   and
satisfactory progress of all HREM Program students enrolled in the E/DPTP Externship;

                                    (viii)   promptly  notify  Sonoma if an HREM
Program student stops attending E/DPTP classes or withdraws or is removed from the E/DPTP Externship; and

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                                    (ix)     promptly   notify   Sonoma  of  any
changes made to the E/DPTP or its admissions requirements.

                           C. During the Term,  Sonoma  shall supply to TSF-ITG,
the following deliverables:

                                    (i)      HREM   Program-application   forms,
marketing material and such other information as Sonoma, in its sole discretion, deems necessary

                                    (ii)     All  curricula  for  courses  to be
taught in the HREM Program classes;

                           D. During the Term,  TSF-ITG  shall  supply to Sonoma
the E/DPTP application forms, marketing material and such other information or deliverables as TSF-ITG, in its sole discretion, deems necessary.

                           E. Each party  recognizes that time is of the essence
with respect to all aspects of this Agreement and the subject matter hereof.

                  IV.      FINANCIAL AID.

                  Sonoma shall assist HREM students who are enrolled in the HREM Program and meet the requirements of the federal aid programs, to apply for federal financial aid, provided however, that nothing contained herein shall be construed as a guarantee that any particular student will be eligible for financial aid.

                  V.       GRANT OF LICENSE.

                  Subject to the terms and conditions of this Agreement, each Party shall grant the other Party a limited, non-exclusive, non-transferable, world-wide license ("LICENSE") to use any Content that it provides to the other Party pursuant to this Agreement, solely for the purpose set forth in Section III (the "INTENDED USE"). All fields of use not expressly included within the Intended Use are specifically excluded from the scope of the License. In no event will a Party remove or alter any proprietary notice of the other Party, or any third party, contained on or in any of the Content without the prior written consent of the Party that provided such Content. No Party shall use the trademarks or services marks of the other Party without the written permission of the Party whose trademark or service mark is being used.

                  VI.      CONFIDENTIALITY.

                           A.    Confidential     Information.     "CONFIDENTIAL
INFORMATION" shall include all information and data furnished by one Party to the other, whether in oral, written, graphic or machine-readable form, including without limitation, code (source and object) specifications, user, operations or systems manuals, diagrams, graphs, models, sketches, technical data, flow charts, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, student and suppliers names and data, proprietary ideas, concepts, know-how, methodologies and all other

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information  related to the disclosing  party's  business.  For purposes of this
Agreement, Confidential Information shall not include, and the obligations provided hereunder shall not apply to, information that: (a) is now or subsequently becomes generally available to the public through no fault of the recipient; (b) recipient can demonstrate was rightfully in its possession prior to disclosure by the other party; (c) is independently developed by the recipient without the use of any Confidential Information provided by the other party; (d) recipient rightfully obtained or obtains from a third party who has the right, without obligation to the other party, to transfer or disclose such information; or (e) is released or approved for release by the other party without restriction.

                           B. Care and Protection.  Each party shall protect the
other party's Confidential Information using at least the same standard of care that applies to its own similar Confidential Information, but not less than a reasonable standard of care.

                           C.  Exceptions.  Either  party may disclose the other
party's Confidential Information as required by any order of any government authority, or otherwise as required by law, or as necessary to establish and enforce that party's rights under this Agreement. Before disclosing the other party's Confidential Information for such purpose, reasonable effort must be made to notify the other party of the circumstances, and the parties shall cooperate with each other to obtain protection for the confidentiality thereof to the extent available.

                           D. Term of  Confidentiality.  Each party's obligation
to protect the other party's Confidential Information shall expire five (5) years after the date of each respective disclosure thereof.

                           E. Each party shall also comply with the requirements
of the Family Educational Rights Privacy Act ("FERPA"), which limits disclosure from student educational records. TSF-ITG understands that FERPA may limit the personally identifiable student information that may be disclosed to it by Sonoma.

                  All of the provisions of this paragraph VI shall survive any termination of this Agreement

                  VII.     OWNERSHIP.

                           A. Each party  acknowledges  and agrees  that it does
not have any claim, right, title or interest in or to the other party's Intellectual Property except as explicitly provided herein. Furthermore, each party acknowledges and agrees that it will use the other party's Intellectual Property solely as expressly permitted under this Agreement and in a manner consistent with the terms and conditions of this Agreement. Nothing contained in this Agreement will give either party any right, title or interest in or to any Intellectual Property of the other party, except for the limited rights expressly granted hereunder. Each party acknowledges and agrees that the other party (and its licensors, if applicable) has complete authority to control the use of its Intellectual Property. Nothing in this Agreement contemplates the joint development, joint works of authorship, or joint ownership of any Intellectual Property, and this Agreement shall not be construed so as to effect such joint development, joint works of authorship or joint ownership. If the parties desire to engage in

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any joint  development  efforts  during the Term,  the ownership  rights of such developments will be established in a writing signed by an authorized member of each party and amended to this Agreement. Without limiting the foregoing, any Content provided by Sonoma to TSF-ITG pursuant to the Agreement ("SONOMA CONTENT"), the Sonoma Platform and all associated Intellectual Property rights are, and will remain, the sole and exclusive property of Sonoma or its third-party licensors, and no license, right, title, interest in and/or to the Sonoma Content or Sonoma Platform is granted to TSF-ITG except as set forth in this Agreement. Likewise, any Content provided by TSF-ITG to Sonoma pursuant to the Agreement ("TSF-ITG CONTENT") and all associated intellectual property rights are, and will remain, the sole and exclusive property of TSF-ITG, and no license, right, title, interest in and/or to the TSF-ITG Content is granted to Sonoma except as set forth in this Agreement.

                           B. TSF-ITG  agrees that any  developments  or changes
made at any time to the HREM Program or the HREM degree course as a result of any input or other work product directly or indirectly produced, created, developed or otherwise prepared by TSF-ITG (collectively the "WORK PRODUCT"), shall at all times be and remain the sole and exclusive property of Sonoma. TSF-ITG hereby irrevocably assign and transfer to Sonoma all worldwide rights, title and interest in and to the Work Product including all associated Intellectual Property rights therein. Consideration for such assignment is hereby acknowledged. Sonoma may, at its discretion, affix such notices and take such steps, as it deems reasonably appropriate to secure and perfect copyright protection in the Work Product anywhere in the world. Upon request of Sonoma, TSF-ITG shall execute any and all applications, assignments or other instruments which Sonoma shall deem necessary or advisable in order to apply for and obtain any Intellectual Property rights for the Work Product, or any part thereof, and to assign to Sonoma all right, title and interest in and to the Work Product and Intellectual Property.

                  All of the provisions of this paragraph VII shall survive any termination of this Agreement.

                  VIII.    FEES, PAYMENT AND RELATED MATTERS.

                           A. All  tuition  and all other fees  payable by or on
behalf of a student in connection with an HREM Program (collectively, the "TUITION FEES") shall be collected by Sonoma as set forth in the Program Specification, as amended from time to time. The Parties agree that Sonoma shall pay to TSF-ITG a fee for each HREM Program student enrolled in the E/DPTP Externship (the "EXTERNSHIP COURSE FEE") in accordance with the Program Specification, attached hereto.

                           B. Sonoma shall,  in its sole  discretion,  determine
the amount of Tuition Fees and any other fees that are payable by a student enrolled in the HREM Program. Sonoma may, in its sole discretion, amend the Tuition Fee; provided, however, that it shall not change the Tuition Fee for any academic semester that has already commenced, and that it shall provide the other Party with sixty (60) days advance notice, in writing, prior to making any such change.

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                           C.  Notwithstanding  Sonoma's ability to increase the
Tuition Fee pursuant to Section VIII B above, the Externship Course Fee shall not be amended during the Term, except as mutually agreed in writing by the Parties.

                           D. Sonoma  shall keep such records as will enable the
Tuition Fees payable hereunder to be accurately determined by TSF-ITG. Such records will be retained by Sonoma and made available to auditors or the identified individual representative selected by the other Party for examination at the request and at the expense of the other Party during reasonable business hours at the offices of Sonoma as set forth in the Program Specification for a period of at least five (5) years after the date of the transactions to which the records relate. Any confidential information obtained by such auditors regarding the business of Sonoma shall be held in strict confidence by such auditors and the other Party, except as may be necessary to prosecute an action to collect Fees. The Program shall reimburse the other Party for the costs of such audit if the audit determines that the Fees due as stated in any such certificate is understated by more than five percent (5%)

                  IX.      INSURANCE.

                           A.  TSF-ITG  shall,  at its sole  cost  and  expense,
maintain in effect at all times during the performance of the Agreement all the insurance specified below with insurers having a Best's rating of at least A++, Class X, under forms of policy satisfactory to Sonoma:

                                    (i)      Liability     insurance    covering
general liability with minimum limits of liability of $1,000,000 per occurrence and $4,000,000 per aggregate for personal injury and property damage. Sonoma will be notified immediately if and when fifty percent (50%) of any aggregate limit is eroded.

                                    (ii)     Full    statutory    coverage   for
Workers' Compensation and Employers Liability with limits of at least $1,000,000 and Disability Insurance for all its employees as required by law. These policies will contain waivers of the insurer's subrogation rights against Sonoma where permitted by law.

                           B.  Promptly  upon  execution  hereof,  TSF-ITG shall
submit to Sonoma a certificate of insurance evidencing that the required insurance is in full force and effect. The certificate of insurance shall: (i) evidence all the insurances required by this Agreement; (ii) be primary coverage and not contributory; (iii) provide that the policy shall not be terminated, non-renewed or materially changed without at least thirty (30) days prior written notice to Sonoma; and (iv) for General Liability, include Sonoma as an additional insured The purchase of such coverage and furnishing of such certificates shall not limit TSF-ITG's obligations under this Agreement or in any way modify TSF-ITG's agreement to indemnify Sonoma.

                  X.       WARRANTIES AND COVENANTS.

                           A. Each Party does hereby  represent and warrant that
this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation. Each party further warrants that the execution of this Agreement does not, and with the passage

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of time,  will not,  materially  conflict  with or constitute a breach under any other agreement, judgment of instrument to which it is currently a party or by which it is currently bound.

                           B. Each Party does  hereby  represent  and warrant to
the other Party that: (i) it has the right to grant the license to use its Content; (ii) to the best of its knowledge, use of its Content or any part thereof will not infringe upon or violate the intellectual property, publicity or privacy rights of any third party; and (iii) to its knowledge that its Content will be in compliance with all applicable laws, and will not violate any laws regarding unfair competition, anti-discrimination or false advertising.

                           C.  TSF-ITG  does  hereby  represent  and  warrant to
Sonoma that the E/DPTP will be in full compliance with: (i) generally accepted federal guidelines for dignitary protection; (ii) industry best practice; and
(iii) SB-198 Injury and Illness Prevention Programs.

                           D.  TSF-ITG  does  hereby  represent  and  warrant to
Sonoma that as of the Effective Date, to its knowledge, there have been no serious injuries or deaths in connection with the E/DPTP.

                           E. EXCEPT AS STATED  HEREIN,  THE SONOMA  PLATFORM IS
LICENSED AS-IS. IT IS UNDERSTOOD THAT SONOMA IS NOT MAKING AND EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES THAT THE USE OF ANY OTHER PRODUCT MADE BY OR FOR TSF-ITG, EXCEPT THAT THE "SONOMA PLATFORM" AND "SONOMA CONTENT" AS CONTAINED IN THE DELIVERABLES AND STANDING ALONE, WILL NOT INFRINGE THE PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER PROPRIETARY PROPERTY RIGHTS OF ANY THIRD PARTY.

                           F.  EXCEPT AS STATED  HEREIN,  EACH  PARTY  EXPRESSLY
DISCLAIMS ANY AND ALL WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                           G.  REGARDLESS  OF WHETHER ANY REMEDY HEREIN FAILS OF
ITS  ESSENTIAL  PURPOSE,  IN NO  EVENT  WILL  EITHER  PARTY  BE  LIABLE  FOR ANY
INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE CONTENT OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF SUCH PARTY HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR HAS BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES.

                  All of the provisions of this paragraph X shall survive any termination of this Agreement.

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                  XI.      INDEMNIFICATION.

                           A.  General.  Each party agrees to indemnify and hold
harmless the other and its affiliates, and their respective officers, agents and employees, from and against any and all loss, liability and expense (including reasonable attorneys' fees) suffered or incurred (collectively "DAMAGES") by reason of any third party claims, proceedings or suits based on or arising out of: (i) breach of its representations and warranties hereunder; (ii) any claim for infringement of any third party patent, copyright, trade secret, trademark or other proprietary right. Indemnification shall apply provided that the party seeking indemnification has given the indemnifying party prompt written notice of any such claim, permits the indemnifying party to defend the claim and have sole control over such defense, including appeals and all negotiations to affect settlement, and gives the indemnifying party all available information and assistance as is reasonably necessary for the defense; or (iii) any claim for damage to property, personal injury or death that may occur whether caused by any negligent or intentional act or omission of either Party, their governing boards, officers, employees, representatives or otherwise.

                           B.  Remedies.  If  either  party  believes  that  any
Intellectual Property licensed or provided under this Agreement has become, or in the opinion of such party may become, the subject of a claim for infringement, the party may, at its election and expense:

                                    (i)      procure  for the  other  party  the
right to continue using the same; or

                                    (ii)     replace  or modify the same so that
it becomes non-infringing. The party shall elect one of the above remedies in the event of a preliminary or permanent court order prohibiting use of the Intellectual Property on a temporary or permanent basis. This Section states each party's entire right and liability and sole and exclusive remedies with regard to any intellectual property infringement.

                  All of the provisions of this paragraph XI shall survive any termination of this Agreement.

                  XII.     TERM AND TERMINATION.

                           A. Term.  The term of this  Agreement  shall be for a
period of two (2) years from the Effective Date (the "INITIAL TERM"). Upon expiration of the Initial Term, this Agreement shall renew for successive two
(2) year terms unless either Party shall give the other notice of its desire not to so renew the term no less than ninety (90) days prior to the expiration of the then-current two (2) year term (the Initial Term and each such renewal term, collectively, the "TERM").

                           B.  Termination  for  Cause By Either  Party.  Either
party may terminate this Agreement during the Term as follows:

                                    (i)      in the  event  of a  breach  by the
other Party of any of material term (including obligation to pay) of this Agreement if the breaching Party fails to

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correct  or cure the breach  within  thirty  (30) days after  receipt of written notice stating the nature of the breach, the non-breaching Party shall continue this Agreement until the end of the then current student term; or

                                    (ii) the other Party is  declared  insolvent
or bankrupt, or makes an assignment of substantially all of its assets for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other party under any provision of the federal Bankruptcy Act or any amendment to that Act that is not terminated within thirty (30) days.

                           C. Effect of Termination for Cause.  Upon Termination
for Cause, the terminated Party shall indemnify the other Party for any Damages by reason arising out of such parties breach or insolvency.

                           D.  Termination  for  Cause  by  Sonoma.  Sonoma  may
terminate this Agreement in the event Sonoma fails to maintain or otherwise loses: (a) its Title IV funding; (b) its Higher Education Division of the California Bureau of Private Post-Secondary Vocational Education approval; or
(c) its Accrediting Bureau of Health Education Schools accreditation; or (d) any other federal or state licenses or authorizations in connection with the HREM Program.

                           E. Effect of  Expiration  of the Term or  Termination
without Cause. Upon termination or expiration of the Term for any reason other than for Cause, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and (b) any provisions which must survive in order to give effect to their meaning, shall survive the completion, expiration, termination or cancellation of this Agreement.

                           F. Within ten (10) days of the date of termination or
expiration of this Agreement, each Party shall return to the other Party any Deliverables received by such Party pursuant to this Agreement or otherwise.

                  XIII.    NON-COMPETE

                           A.  TSF-ITG  shall  agree that for a period  from the
Effective Date of this Agreement until three (3) year after the termination of this Agreement, it will not directly or indirectly compete with Sonoma in the Homeland Response and Emergency Management academic/education marketplace or enter into any consortiums or affiliations with a third party in the Homeland Response and Emergency Management academic/education marketplace provided however that nothing contained in this paragraph shall prevent TSF-ITG from continuing its existing arrangement with San Joaquin Delta College.

                           B.   TSF-ITG   acknowledges   and  agrees   that  the
restrictive covenants set forth in this Section headed "Non-Compete" (the "RESTRICTIVE COVENANTS") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

                           C.  If  any   court   determines   that  any  of  the
Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.

                  XIV.     MARKETING.

                           A. Press Release.  The Parties will jointly develop a
press release announcing this Agreement and the activities contemplated hereunder which shall be issued at a time mutually determined by the Parties. Prior to issuance of this initial press release, neither party shall issue any press release on its own or make any public statement, written, oral, or otherwise, regarding this Agreement and the activities contemplated hereunder, without the other Party's prior written approval.

                           B. Marketing. Following issuance of the initial press
release, each party has the right to indicate publicly that it has entered into this Agreement and may promote the other Party on its respective Web site and in marketing materials, provided that each party will submit such materials to the other Party for prior approval, which shall not be unreasonably withheld or delayed. The parties may also jointly engage in public relations, trade shows, trade associations and other marketing activities in support of the launch and ongoing promotion of this Agreement as they mutually determine.

                  XV.      MISCELLANEOUS.

                           A.  Any  assignment  by  the  Licensee  requires  the
written consent of the Licensor. Any transfer by the Licensor of the rights licensed in this Agreement shall be subject to all provisions of the present Agreement and the Licensor shall so notify the Licensee.

                           B. The headings and captions  used in this  Agreement
are for convenience only and are not to be used in the interpretation of this Agreement.

                           C. The failure of either Party to require performance
of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be deemed to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement.

                           D. The Parties are independent contractors and engage
in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the two Parties. Neither Party has the authority to enter into any contract or to assume any obligation for the other Party or to make any warranties or representations on behalf of the other Party.

                           E. If any  provision  of  this  Agreement  is,  or is
determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement

                           F. This  Agreement has been entered  into,  delivered
and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of California (without giving reference to choice-of-law provisions) from time to time in effect.

                           G. If a  dispute  arises  out of or  relates  to this
Agreement and if said dispute cannot be settled through direct discussions, the Parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its commercial mediation rules of JAMS/Endispute ("JAMS"), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the States of California and New York or to any Federal Court located within the States of California or New York for any action arising out of, relating to, or in connection with, this Agreement, and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law. Notwithstanding anything contained herein to the contrary, in the event of an arbitration proceeding or litigation brought pursuant to the terms of this Agreement, the prevailing Party shall be entitled to recover all costs of such proceeding or litigation (including reasonable attorney fees) from the other Party.

                           H. This  Agreement  contains the entire and exclusive
agreement of the Parties with respect to its subject matter. This Agreement supersedes any agreements and understandings, whether written or oral, entered into by the Parties prior to its effective date and relating to its subject matter. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party.

                           I. Any notices  required to be given or  delivered to
either party under the terms of this Agreement will be in writing and addressed to the party at the address and telephone number indicated below or such other address or telephone number as the party may designate, in writing, from time to time. All notices will be deemed to have been given or delivered upon:

                                    (i)      personal delivery;

                                    (ii)     two (2) business days after deposit
with any return receipt express courier (prepaid); or

                                    (iii)    one   (1)    business   day   after
transmission and confirmed receipt by telecopier.

         If to Sonoma:

         1304 South Point Blvd.
         Suite 280
         Petaluma, CA 94954
         Attention: Joseph S. Keats, COO

         Fax: (707) 283-0808


         If to TSF-ITG:

         388 Market Street, Fifth Floor
         San Francisco, CA 94111
         Attention:  David Johnson
         Fax: (800) 576-5428

                           J. Except for  failures to make any payment when due,
neither Party hereto shall be liable to the other for failure or delay in meeting any obligations hereunder as the result of strikes, lockouts, war, Acts of God, fire, flood or acts of government, if beyond the control of such Party.

                           K.  This  Agreement  may be  executed  in two or more
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the Parties hereto have set their hands by their duly authorized representatives as of the day and year first above written.

Sonoma College, Inc                       TSF-ITG



By:                                       By:
   ----------------------------------        --------------------------------
   Name: Joseph S. Keats                     Name: David Johnson
   Title: Chief Operating Officer            Title: Vice President

                                    EXHIBIT A

                              PROGRAM SPECIFICATION

TUITION FEES

A. SONOMA COLLEGE'S ASSOCIATE OF APPLIED SCIENCE IN HOMELAND RESPONSE AND EMERGENCY MANAGEMENT (HREM) REVENUE

Itemized below are the tuition and fee costs for the Associate of Applied Science in HREM program:

                         TUITION AND FEES

         SEMESTER ONE (6 COURSES)

         I.   Tuition due no later than first day of classes               3,100
              Student Services Fee due with tuition ......................   150
                                                                          ------
                                                                          $3,250

         SEMESTER TWO (6 COURSES)

         II.  Tuition  due no later  than  first day of  classes           3,100
              Student Services  Fee due  with  tuition  ..................   150
                                                                          ------
                                                                          $3,250

         SEMESTER THREE (6 COURSES)

         III. Tuition  due no later than first day of  classes             3,100
              Student Services Fee due with  tuition  ....................   150
                                                                          ------
                                                                          $3,250

         SEMESTER FOUR (6 COURSES)

         IV.  Tuition due no later than first day of classes               3,100
              Student Services Fee due with tuition ......................   150
                                                                          ------
                                                                           3,250

       TOTAL

       The total amount a student is obligated to pay Sonoma for the ASSOCIATE OF APPLIED SCIENCE IN HOMELAND RESPONSE AND EMERGENCY MANAGEMENT program course of study is:

                 One time Application Fee ...............................    100
                 Total Student Services Fees ............................    600
                 Total tuition for four semesters and twenty-two courses
                 of instruction. ........................................ 12,400
                                                                         -------
                                                                         $13,100

B. THE STEELE FOUNDATION EXECUTIVE/DIGNITARY PROTECTION TRAINING PROGRAM (E/DPTP) EXTERNSHIP COURSE FEES

   The Steele Foundation E/DPTP consists of 540 hours of training for the equivalence of 12 externship credits. The total program cost is $5,850.00


PAYMENT SCHEDULE

Sonoma is limited to collecting one semester's tuition and fees per semester. Consequently, for the HREM Program, Sonoma is allowed to access $3,250.00 per semester.

Sonoma College shall reimburse TSF-ITG for students enrolled in the E/DPTP externship as follows:

A Sonoma shall pay to TSF-ITG $5,850.00 per HREM Program student enrolled in the E/DPTP Externship. If a student chooses to withdraw from the E/DPTP externship before completion of the entire E/DPTP Externship or is otherwise removed from the E/DPTP Externship, then Sonoma will prorate the payment of the $5,850.00 based on the number of days the student attended the E/DPTP externship before withdrawal/removal.

B For those students enrolled in the E/DPTP Externship during the third semester:

              (i) The initial payment by Sonoma to TSF-ITG of $3,250.00 will be on or before 30 days after the first day of the third semester.

              (ii)The final payment of $2,600.00 will be on or before 30 days after the first day of the fourth semester whether or not a student continues onto the fourth semester.

C. For those students enrolled in the E/DPTP Externship during the fourth semester Sonoma shall pay TSF-ITG $5,850.00 on or before the 30th day after the first day of the fourth semester.





Sonoma College, Inc                      TSF-ITG



By:                                      By:
   ----------------------------------       ------------------------------
     Name: Joseph S. Keats                  Name:
     Title: Chief Operating Officer         Title: President



                                      A-2